Exhibit 3.13

CERTIFICATE OF FORMATION

OF

ENTERCOM BOSTON, LLC

The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the “Delaware Limited Liability Company Act”), hereby certifies that:

FIRST: The name of the limited liability company (hereinafter called the “limited liability company”) is:

Entercom Boston, LLC

SECOND: The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act is:

The Corporation Trust Company

Corporation Trust Center

1209 Orange Street

Wilmington, New Castle County, Delaware 19801

Executed on September 4, 1998

/s/ Nancy J. Mellady
Nancy J. Mellady
Authorized Person

September 4, 1998

VIA FACSIMILE

Division of Corporations

Office of the Secretary of State

State of Delaware

401 Federal Street, Suite 4

Dover, DE 19901

Re:	Formation of Entercom Boston, LLC

Dear Sir or Madam:

I am the Vice President and Secretary of Entercom Boston, Inc., a corporation recently incorporated in Delaware and a wholly-owned subsidiary of Entercom Communications Corp. f/k/a Entertainment Communications, Inc. The owners of Entercom Boston, Inc. desire to form a limited liability company to be known as “Entercom Boston, LLC” under the laws of the State of Delaware and have instructed our attorneys at Latham & Watkins to file the necessary documents. Entercom Boston, Inc. consents to the formation of this limited liability company with a substantially similar name.

If you should have any questions about the foregoing, please do not hesitate to call me at (610) 660-5638. Thank you for your attention to this matter.

Very truly yours,

/s/ John C Donlevie

John C. Donlevie

JCD/jrj

CERTIFICATE OF AMENDMENT

OF

ENTERCOM BOSTON, LLC

1. The name of the limited liability company is Entercom Boston, LLC (the “Company”).

2. The Certificate of Formation of the limited liability company is hereby amended as follows:

“2. The address of the registered office of the Company in the State of Delaware is 919 North Market Street, Suite 600, Wilmington, Delaware 19801. The name of the registered agent at such address is SR Services, LLC.”

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Amendment the 17th day of July, 2000.

SOLE MEMBER:

ENTERCOM BOSTON 1 TRUST

By:	/s/ John C Donlevie
Name:	John C. Donlevie
Title:	Executive Vice President

STATE OF DELAWARE

CERTIFICATE OF CHANGE OF AGENT

AMENDMENT OF LIMITED LIABILITY COMPANY

The limited liability company organized and existing under the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1. The name of the limited liability company is

Entercom Boston, LLC

2. The Registered Office of the limited liability company in the State of Delaware is

changed to	Corporation Trust Center, 1209 Orange Street

(street), in the City of	Wilmington ,

Zip Code 19801 . The name of the Registered Agent at such address upon whom process against this limited liability company may be served is

THE CORPORATION TRUST COMPANY

By:	/s/ Andrew P. Sutor, IV
Authorized Person

Name:	Andrew P. Sutor, IV, Authorized Person
Print or Type